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PROXY                                                       EXHIBIT 99.1



                         SWIFT TRANSPORTATION CO., INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 15, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Jerry Moyes and William F. Riley III, and each of them individually, as proxy with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Swift Transportation Co., Inc. (the "Company") held of record by the undersigned on May 10, 2001 at the Annual Meeting of Stockholders to be held on June 15, 2001, and at any adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO OTHER DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR ITEMS 1, 2, AND 3 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      (CONTINUED, AND TO BE MARKED, DATED, AND SIGNED, ON THE OTHER SIDE)


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                                                                 Please mark
                                                               your votes as [X]
                                                                indicated in
                                                                this example


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THE BOARD OF DIRECTORS RECOMMENDS           FOR
A VOTE FOR ITEMS 1, 2 AND 3.            ALL NOMINEES   VOTE WITHHELD
                                         (except as      FROM ALL
                                        marked below)   NOMINEES                                                     FOR AGAINST
1. Election of three Class II directors [ ]            [ ]            2. Approval of the issuance of shares of the   [ ] [ ]
  and one Class I director, with the                                     Company's common stock to M.S. Carriers
  election of Mr. Starnes as a Class II                                  stockholders in connection with the
  director and Mr. Labry as a Class I                                    merger.
  director to be effective if and when
  the merger is completed. If the merger                              3. Approval of the reservation of an           FOR AGAINST
  proposals are not approved, Jerry                                      additional 2,000,000 shares of the          [ ] [ ]
  Moyes and Alphonse E. Frei will be                                     Company's common stock for issuance
  the only director nominee.                                             under the Company's 1999 Stock Option
                                                                         Plan.
  INSTRUCTION: To withhold authority
  to vote for any individual nominees,
  strike a line through the nominee's
  name below.


  Jerry Moyes (Class II)          Michael S. Starnes (Class II)
  Alphonse E. Frei (Class II)     Edward A. Labry, III (Class I)






Signature(s) ______________________________________________________________________________________________   Date ________________
NOTE: Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title.
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